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    As Filed with the Securities and Exchange Commission on November 6, 2002
                                                     Registration No.: 333-69254

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                         AMERISOURCEBERGEN CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            DELAWARE                                  23-3079390
  (State or Other Jurisdiction of       (I.R.S. Employer Identification Number)
  Incorporation or Organization)

                          1300 Morris Drive, Suite 100
                      Chesterbrook, Pennsylvania 19087-5594
                                 (610) 727-7000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

          AMERISOURCE HEALTH CORPORATION 2001 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN
         BERGEN BRUNSWIG CORPORATION 1999 NON-EMPLOYEE DIRECTORS' STOCK
                                      PLAN

                            (Full title of the plan)

                          William D. Sprague, Esquire
                         AmerisourceBergen Corporation
                          1300 Morris Drive, Suite 100
                          Chesterbrook, PA 19087-5594
                    (Name and address of agent for service)

                                 (610) 727-7000
         (Telephone number, including area code, of agent for service)

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                                EXPLANATORY NOTE

             Upon its effectiveness on September 10, 2001, this Registration Statement of AmerisourceBergen Corporation (the "Registrant") on Form S-8, Registration No. 333-69254 (the "Registration Statement"), covered 225,000 shares of common stock of the Registrant, par value $.01 per share ("Common Stock"), related to options granted or to be granted under the AmeriSource Health Corporation 2001 Non-Employee Directors' Stock Option Plan (the "AmeriSource Plan") and 277,500 shares of Common Stock related to options granted or to be granted under the Bergen Brunswig Corporation 1999 Non-Employee Directors' Plan (the "Bergen Plan" and together with the AmeriSource Plan, the "Pre-Existing Plans").

             In connection with the approval and adoption by the Registrant of an option plan titled the AmerisourceBergen Corporation 2001 Non-Employee Directors' Stock Option Plan (the "Stock Option Plan"), all shares remaining available for grants of awards under the Pre-Existing Plans are now available for grants under the Stock Option Plan. No further options to purchase shares of Common Stock will hereafter be granted under the Pre-Existing Plans.

             By this Post Effective Amendment No. 2 to Registration Statement No. 333-69254, the Registrant hereby deregisters 323,660 shares of Common Stock covered by the Registration Statement which have not been granted under the Pre-Existing Plans and because of the termination of further grants under the Pre-Existing Plans, will never be issued. These deregistered shares represent all of the shares remaining available for awards under the Pre-Existing Plans as of the effective date of the Stock Option Plan registration statement. Shares granted under the Pre-Existing Plans will remain available for issuance subject to the terms of the applicable Pre-Existing Plan and this Registration Statement will remain in effect until no further shares are available to be issued under the Pre-Existing Plans.

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                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, and in accordance with Rule 478(a) (4) under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Pennsylvania, on November 6, 2002.

                              AMERISOURCEBERGEN CORPORATION


                              By: /s/ R. David Yost
                                  -----------------
                                  Name:  R. David Yost
                                  Title: Chief Executive Officer